Exhibit 99.1

NATIONAL ENERGY SERVICES REUNITED CORP.

BALANCE SHEET

		Pro Forma	Pro Forma
	May 17, 2017	Adjustments	Totals
		(unaudited)	(unaudited)
ASSETS
Current assets:
Cash	$1,414,833	$—	$1,414,833
Prepaid expenses	194,800	—	194,800
Total Current Assets	1,609,633	—	1,609,633

Cash held in Trust Account	210,000,000	19,217,000	229,217,000
Total Assets	$211,609,633	$19,217,000	$230,826,633

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities – accrued expenses	$10,500	$—	$10,500
Deferred underwriting fees	9,697,500	1,056,935	10,754,435
Total Liabilities	9,708,000	1,056,935	10,764,935

Commitments and Contingencies
Ordinary shares subject to possible redemption, 15,000,000 and 16,921,700 shares at redemption value	144,750,000	18,544,405	163,294,405

Shareholders' Equity:
Preferred shares, no par value; unlimited authorized; none issued and outstanding	—	—	—
Ordinary shares, no par value; unlimited authorized; 12,037,500 and 11,730,425 shares issued and outstanding (excluding 15,000,000 and 16,921,700 shares subject to possible redemption)	57,157,607	(384,340)	56,773,267
Accumulated deficit	(5,974)	—	(5,974)
Total Shareholders' Equity	57,151,633	(384,340)	56,767,293
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$211,609,633	$19,217,000	$230,826,633